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                  NEW ENGLAND ENERGY INCORPORATED
                           Balance Sheet
                       At September 30, 1997
(expressed in millions, rounded to hundred thousands of dollars)
                (Unaudited, Subject to Adjustment)
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                              ASSETS
                              ------
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Current assets:
  Cash, including temporary cash investments
   of $1,725,000 with affiliated companies                   $     1.8
  Accounts receivable:
    From sales of coal                                             3.8
    Accrued loss to be passed on to affiliate                     21.5
    Other                                                          0.2
  Prepaid expenses                                                 0.3
                                                             ---------
   Total current assets                                           27.6
                                                             ---------
Property at cost:
                                             Cost of fuel reserves:
                                                        Exploration and development costs:
   Samedan                                                       754.6
   Dorchester                                                     67.4
 Cost of capital                                                 455.1
 Other                                                            39.3
                                                             ---------
                                                               1,316.4
   Less-accumulated amortization                              (1,129.9)
                                                             ---------
 Net cost of fuel reserves                                       186.5
 Work in process - Samedan                                         3.6
                                                             ---------
   Total property                                                190.1
                                                             ---------
                                                             $   217.7
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            LIABILITIES AND PARENT COMPANY'S INVESTMENT
            -------------------------------------------
Current liabilities:
  Accrued exploration and development costs                  $    23.7
  Accounts payable                                                 4.5
  Accrued interest                                                 0.7
  Accrued taxes                                                    4.9
                                                             ---------
   Total current liabilities                                      33.8
                                                             ---------
Deferred income taxes                                             59.8
                                                             ---------
Deferred credit                                                    2.0
                                                             ---------
Notes payable to banks under credit agreement                    125.0
                                                             ---------
Parent company's investment:
  Subordinated notes payable to parent                            22.7
  Common stock, par value $1 per share, and
   other paid-in capital                                           0.2
  Accumulated deficit                                            (25.8)
                                                             ---------
   Total parent company's investment                              (2.9)
                                                             ---------
                                                             $   217.7
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Accrued exploration and development costs:

                    Total
               (All Samedan)
               -------------
Exploration              $11.7
Development               12.3
Work in process           (0.9)
Advance                    0.6
                        ------
                         $23.7
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